                                                                    Exhibit 23

                       Consent of Independent Auditors


We consent to the use of our report dated February 6, 1996, except for Note 12, as to which the date is May 24, 1996, with respect to the financial statements of Bio-Research Laboratories Ltd. in the Current Report (Form 8-K) of ClinTrials Research Inc.



                                                   ERNST & YOUNG LLP



Nashville, Tennessee
June 18, 1996